                                                                    EXHIBIT 99.5


                                   Exhibit B

   THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER SUCH SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (2) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY REGISTRATION UNDER SUCH SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                             RESPONSE ONCOLOGY, INC.

                        Warrant to Purchase Common Stock
                        --------------------------------


         Response Oncology, Inc., a Tennessee corporation (the "Company"), hereby certifies that Seafield Capital Corporation, a Missouri corporation ("Seafield") is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant 1,000,000 fully paid and non-assessable shares of the Common Stock, par value $.01 per Share, of the Company (the "Shares"), at an exercise price per share equal to the lesser of
(i) the average of the closing prices of the Common Stock on the NASDAQ Stock Market's National Market for the five (5) consecutive trading days ending one
(1) trading day prior to the date on which the Warrant Issuance Event occurs (for purposes of computing such average, such closing trading prices shall be appropriately adjusted to eliminate the impact of any dividend, whether in cash, securities or other property, stock split, reclassification, recapitalization, reverse split or similar event, announced or occurring with respect to the Company's Common Stock during such five (5) trading day period) and (ii) $11.00.

         This Warrant shall be exercisable for the three (3) year period commencing on [date of Warrant Issuance Event] and ending at the close of business on [3rd Anniversary of Warrant Issuance Date], and no rights herein given to the holder of this Warrant shall exist thereafter.

         As used herein, the term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder, and the term "Shares" which may be purchased upon exercise of this Warrant includes stock of any class or classes (however designated) of the Company, the holders of which shall have the right (without limitation as to amount) either to all or to a portion of the balance of current dividends and liquidating distributions after the payment of dividends and distributions on any securities entitled to preference.

         The number and character of the Shares which may be purchased upon exercise of this Warrant and the exercise price per Share are subject to adjustment from time to time as hereinafter provided.

1.       Compliance with the Securities Act of 1933.
         ------------------------------------------

         (a) The holder of this Warrant agrees that the Company, if it so desires, may permit transfers of this Warrant and all Shares purchased upon exercise hereof only when the securities which the holder of this Warrant desires to transfer have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state or other jurisdiction's securities laws, or when the request for transfer is accompanied by an opinion of counsel (which opinion and the counsel rendering such opinion shall be reasonably acceptable to the Company) to the effect that the sale or proposed transfer does not require registration under the Securities Act or any state or other jurisdiction's securities laws. The holder of this Warrant further agrees that the following legend, if the Company so desires, may be placed on the certificate or certificates representing any of the Shares purchased upon exercise of this Warrant and a stop transfer order may be placed with respect thereto:

    THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (2) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The holder of this warrant understands that the Company shall have no obligation to permit the transfer of this Warrant to any person if such transfer would constitute a violation of any applicable federal or state securities law, including the Securities Act.

         (b) In the event of a transfer of this Warrant in accordance with the provisions of this Section 1 and upon surrender of this Warrant to the Company or its transfer agent's principal office for such purpose, the Company, at its expense, will issue and deliver a new Warrant of like tenor in the name of such holder or holders (upon payment of any applicable transfer taxes) as the holder hereof may direct. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as absolute owner for all purposes, without being affected by any notice to the contrary.

         (c) The holder of this Warrant agrees that upon exercise of this Warrant, the holder shall deliver written investment representations to the Company in form reasonably satisfactory to the Company and shall otherwise reasonably comply with any current requirements of the Securities and Exchange Commission and any applicable state securities laws as may be required in the reasonable opinion of counsel for the Company at the time of the exercise of this Warrant to allow the issuance of the shares to the holder in compliance with such laws.

2.       Adjustments of Number of Shares Issuable Upon Exercise of Warrants.
         ------------------------------------------------------------------

         (a) In the event of any change in the outstanding Shares of Common Stock of the Company by reason of a stock dividend, split or combination in which the Company is the surviving corporation or other similar change affecting the capital structure of the Company, the number of Shares issuable upon the exercise of this Warrant and the exercise price per Share shall be appropriately adjusted by the Company to reflect such change.

         (b) In case of any capital reorganization or reclassification of Shares, or in case of any consolidation or merger of the Company with or into any other corporation, or in case of any sale to another corporation of the properties and assets of the Company as or substantially as an entirety, then, and in each such case, the holder of this Warrant shall have the right to receive upon the exercise hereof as provided in Section 7 hereof, at any time after the consummation of such reorganization, reclassification, consolidation, merger or sale, the kind and amount of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of Shares issuable upon exercise of this warrant immediately prior to such reorganization, reclassification, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the holder of this Warrant shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter receivable upon the exercise of this Warrant. The above provisions of this subparagraph (b) shall similarly apply to successive reclassifications and changes of Shares and to successive consolidations, mergers, sales or conveyances.

         (c) Anything in this Section 2 to the contrary notwithstanding, no adjustment in the number of Shares shall be required unless such adjustment would require an increase or decrease of at least 1% in such number; provided, however, that any adjustments which by reason of this Section 2 are not required to be made shall be carried forward and taken into account (together with any other adjustments so carried forward) in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest one-hundredth of a Share, as the case may be, but in no event shall the Company be obligated to issue fractional Shares upon the exercise of this Warrant.

         (d) Immediately upon any adjustment pursuant to this Section 2, the Company shall send written notice thereof to the holder of this Warrant (as provided in Section 9 hereof), which notice shall state the increase or decrease in the number of Shares to be acquired upon exercise of this Warrant, and in the exercise price per Share, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.       Notice of Reclassifications, Consolidations, Mergers, etc.
         ---------------------------------------------------------

         In case of any capital reorganization or reclassification of the capital stock of the Company or a consolidation or merger of the Company with another corporation, or the full dissolution, liquidation or winding up of the Company, or a sale of all or substantially all its assets (whether voluntary or involuntary), then in any one or more of said cases, the Company shall mail (as provided in Section 9 hereof) a notice to the holder of this Warrant at the address of said holder on the records of the Company, at least 10 days prior to the date such reorganization, reclassification, consolidation, merger, dissolution, liquidation, winding up or sale shall take place. Such notice shall also specify the date as of which shareholders of record shall be entitled to exchange their Shares for other securities or property pursuant to such reorganization, reclassification, consolidation or merger, or to receive their respective distributive Shares in the event of such dissolution, liquidation, winding up or sale, as the case may be. Such notice shall also set forth a statement of the effect of such action (to the extent then known) on the kind and amount of shares of capital stock and property receivable upon exercise of this Warrant.

4.       Covenants of the Company.
         ------------------------

         The Company covenants and agrees that all Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

5.       Warrant Holder Not Deemed a Shareholder.
         ---------------------------------------

         No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends, or subscription rights, or otherwise, prior to the issuance of record to the holder of this Warrant of the Shares which he is then entitled to receive upon the due exercise of this Warrant.

6.       No Limitation on Corporate Action.
         ---------------------------------

         No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Charter, reorganize, consolidate or merge with or into another corporation, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

7.       Exercise of Warrant.
         -------------------

         (a) This Warrant may be exercised in whole or in multiples of 25,000 shares. The holder of this Warrant may exercise the same by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at the principal office of the Company, until such time as the Company may appoint a transfer agent and thereafter at the principal office of the transfer agent, accompanied by payment in cash or by certified or official bank check, payable to the order of the Company, of the sum obtained by multiplying the number of Shares being purchased (giving effect to any adjustments therein) by the exercise price per Share, plus any applicable transfer tax. If the Company appoints a transfer agent, the Company agrees to notify the holder of this Warrant of the address of such agent's principal office.

         (b) As soon as practicable after exercise of this Warrant and payment of the sum payable upon such exercise, and in any event within 20 days thereafter, the Company will cause to be issued in the name of and delivered to the holder hereof, or as such holder may direct (upon payment by such holder of any applicable transfer taxes), a certificate or certificates for the number of fully paid and non-assessable Shares or other securities or property to which such holder shall be entitled upon such exercise, plus, in lieu of any fractional Shares to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value of one full Share. Issuance and delivery of the Shares deliverable on the due exercise of this Warrant may be postponed by the Company and its transfer agent during any period, not exceeding 40 days, for which the transfer books of the Company for its Common Stock are closed between (1) the record date set by the Board of Directors for the determination of shareholders entitled to vote at or to receive notice of any shareholders' meeting, or entitled to receive payment of any dividends or to any allotment of rights or to exercise rights in respect of any change, conversion or exchange of capital stock, and (2) the date of such allotment of rights, or the date when any such change or conversion or exchange of capital stock shall go into effect, as the case may be.

         (c) If this Warrant is exercised in part as permitted hereunder, the Company, at its expense, will issue and deliver a new Warrant of like tenor (giving effect to all prior exercises) in the name of the holder.

8.       Registration Rights.
         -------------------

         The original holder of this Warrant and its permitted successors and assigns are entitled to the registration rights granted with respect to this Warrant and the Shares issued upon exercise of this Warrant in accordance with that certain Loan Agreement, dated as of October 4, 1996, between the Company and Seafield.

9.       Notices.
         -------

         All communications hereunder shall be in writing and, if sent to the Company, shall be mailed by registered or certified mail or delivered or telegraphed and confirmed in writing to 1775 Moriah Woods Blvd., Memphis, Tennessee 38117; Attention: Joseph P. Clark, President, and if sent to the holder hereof, shall be mailed by registered or certified mail or delivered or telegraphed and confirmed in writing to the address of such holder as set forth in the Company's records. The Company or any such holder may change its address by proper notice to all holders or the Company, as the case may be.


Dated: _______________, 199__

                                             RESPONSE ONCOLOGY INC.




Attest: ________________________             By: ______________________________

                                   ASSIGNMENT

         FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto ____________________________ the within Warrant, and does hereby irrevocably constitute and appoint _________________________, Attorney-in-Fact, to transfer the said Warrant on the books of the within-named corporation with full power of substitution.

Dated: _____________________, 199__



Person to Receive New Warrant:



_______________________________
              Name




_______________________________
             Address




_______________________________




_______________________________
    Tax Identification Number



                                             _________________________________
                                                        Signature




                                             _________________________________
                                                        Signature

NOTICE: The signature(s) to this Assignment must correspond with the name(s) as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.

                               SUBSCRIPTION FORM

                      TO BE EXECUTED BY THE REGISTERED HOLDER
                            TO EXERCISE THIS WARRANT

                             RESPONSE ONCOLOGY, INC.

         The undersigned hereby exercises the right to purchase ____________ Shares of Common Stock or other securities or property covered by this Warrant. The undersigned hereby exercises such right to purchase in accordance with the conditions of the Warrant and herewith makes payment in full of the Purchase Price of such Shares of Common Stock or other securities or property.


Dated: _______________________, 199__



                                          _________________________________
                                                      Signature



                                          _________________________________
                                                      Signature



                                          _________________________________
                                                       Address



                                          _________________________________
                                          Number of Shares of Common Stock Being
                                          Purchased or Description of other
                                          Securities or Property



                                          $________________________________
                                                     Purchase Price


NOTICE: The signatures to this Subscription Form must correspond with the name(s) as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.